As filed with the Securities and Exchange Commission on November 22, 2016

Registration No. 333-214202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

QLT INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification Number)

887 Great Northern Way, Suite 250
Vancouver, British Columbia

Canada V5T 4T5
(604) 707-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Dori C. Assaly
Senior Vice President, Legal and Corporate Secretary
QLT INC.
887 Great Northern Way, Suite 250
Vancouver, British Columbia

Canada V5T 4T5
(604) 707-7000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Raymond O. Gietz, Esq. Frank R. Adams, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Janet Grove, Esq. Marion V. Shaw, Esq. Bull, Housser & Tupper LLP 1800 – 510 West Georgia Street Vancouver, British Columbia Canada V6B 0M3 (604) 687-6575

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

QLT Inc. is hereby filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-214202), originally filed on October 21, 2016 (as amended, the “Registration Statement”), as an exhibit only filing to file the consents of Deloitte LLP and Ernst & Young LLP (together, the “Consents”) filed herewith as Exhibits 23.1 and 23.2 in order to update the Consents originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consents filed herewith as Exhibits 23.1 and 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

II-1

Item 16.                          Exhibits

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, among Aegerion, QLT and Isotope (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-212971) initially filed by QLT and Aegerion with the SEC on August 8, 2016 and declared effective on October 6, 2016).

3.1	Articles of QLT dated May 25, 2005 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated May 25, 2005 filed on June 1, 2005).
5.1**	Opinion of Bull, Housser & Tupper LLP as to the validity of our common shares being registered pursuant to this registration statement.
10.1	Unit Subscription Agreement, dated as of June 14, 2016, among QLT and the Investors (incorporated by reference to Exhibit 10.1 of QLT’s Current Report on Form 8-K filed with the SEC on June 16, 2016).
10.2	Form of Warrant Agreement (incorporated by reference to Exhibit C of the Agreement and Plan of Merger, filed as Exhibit 2.1 hereto).
23.1*	Consent of Deloitte LLP, independent registered public accounting firm of QLT.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Aegerion.
24.1**	Power of Attorney.

*                   Filed herewith.

**              Previously filed

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver in British Columbia, Canada, on November 22, 2016.

QLT INC.

By:	/s/ W. Glen Ibbott
Name: W. Glen Ibbott
Title: Senior Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of November, 2016.

Signature	Title

*	Chairman of the Board of Directors and Director
Jason M. Aryeh

*	Interim Chief Executive Officer and Director (Principal Executive Officer)
Geoffrey F. Cox

/s/ W. Glen Ibbott	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
W. Glen Ibbott

*	Director
Stephen L. Sabba

*	Director
John C. Thomas, Jr.

*by:	/s/ W. Glen Ibbott
W. Glen Ibbott
Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, among Aegerion, QLT and Isotope (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-212971) initially filed by QLT and Aegerion with the SEC on August 8, 2016 and declared effective on October 6, 2016).

3.1	Articles of QLT dated May 25, 2005 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated May 25, 2005 filed on June 1, 2005).
5.1**	Opinion of Bull, Housser & Tupper LLP as to the validity of our common shares being registered pursuant to this registration statement.
10.1	Unit Subscription Agreement, dated as of June 14, 2016, among QLT and the Investors (incorporated by reference to Exhibit 10.1 of QLT’s Current Report on Form 8-K filed with the SEC on June 16, 2016).
10.2	Form of Warrant Agreement (incorporated by reference to Exhibit C of the Agreement and Plan of Merger, filed as Exhibit 2.1 hereto).
23.1*	Consent of Deloitte LLP, independent registered public accounting firm of QLT.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Aegerion.
24.1**	Power of Attorney (included on signature page).

*                   Filed herewith.

**              Previously filed